4800 Montgomery Lane Suite 220 Bethesda, MD 20814 (402) 371-2520 T (402) 371-4229 F www.condorhospitality.com

For Immediate Release
Condor Hospitality Trust Reports 2016 Second Quarter Results
Preferred Stock Redemption Completed | 7 Non-Core Hotels Sold | Common Dividend Declared | JV Announced
Bethesda, Maryland, August 8, 2016 – Condor Hospitality Trust, Inc. (NASDAQ: CDOR) (the “Company”) today announced results for the second quarter ended June 30, 2016.
“Significant progress in the strategic repositioning of Condor was once again achieved in the second quarter of 2016 with the completion of the Series A and B preferred stock redemption, the sale of seven legacy assets, and the negotiation of a joint venture to acquire a high-quality asset meeting the new investment strategy of the Company,” said Bill Blackham, Condor’s Chief Executive Officer.  “With over $20 million of liquidity at quarter-end, we announced a dividend to our common shareholders for the first time since 2009.  Finally, the new investment platform hotels continue to outperform our underwriting with RevPAR of $87.91 for the second quarter 2016 as compared to $79.40 for the same period 2015, representing a 10.7% increase over the same period last year” Blackham continued.
2016 Second Quarter Highlights
The Company continues to make significant progress on its strategic repositioning.  In the second quarter of 2016, the Company completed the redemption of its Series A and Series B preferred stock, closed on the disposition of seven non-core hotels, declared a common dividend for the first time since 2009, and announced a joint venture to acquire the Aloft Atlanta in downtown Atlanta, Georgia.  These important accomplishments are highlighted below:
Preferred Stock Redemption: On April 15, 2016, the Company used a portion of the proceeds from the $30.0 million Series D capital raise completed in the first quarter of 2016 to redeem for cash all outstanding Series A and Series B Preferred Stock, including all unpaid accrued dividends.  The aggregate redemption price was approximately $20.2 million.  The Company plans to use the remaining $9.8 million of proceeds from the capital raise to acquire high-quality, premium branded select service hotels.
7 Non-Core Assets Sold: In the second quarter of 2016, the Company continued to successfully dispose of legacy assets at attractive valuations.  In addition to the four hotels sold in the first quarter of 2016 with gross proceeds totaling $9.4 million, the Company sold one legacy asset in April 2016 for gross proceeds of $1.725 million, five legacy assets in May 2016 for gross proceeds totaling $12.759 million, and one legacy asset in June 2016 for gross proceeds of $2.15 million. The Company plans to dispose of 20 legacy hotels, including the 11 closed dispositions aforementioned, in 2016 and will to utilize the net proceeds to continue to strategically reposition the portfolio.
Common Dividend Declared: On July 11, 2016, the Board of Directors declared a common stock dividend of $0.01 per share.  This dividend was paid on August 3, 2016 to shareholders of record on July 22, 2016.  This represents the first common stock dividend declared by the Company since 2009.
Joint Venture Announced:  Subsequent to the second quarter end, on July 26, 2016, the Company entered into a joint venture to acquire a 254-room Aloft hotel in downtown Atlanta, Georgia.  Condor will own 80% of the joint venture, and its joint venture partner, Three Wall Capital LLC (“TWC”), will own the remaining 20% of the joint venture.  The purchase price for the hotel is $43.55 million.
Summary Financial Results
RevPAR: For the second quarter, revenue per available room (RevPAR) for the four hotels considered the new investment platform hotels (includes the three hotels acquired in 2015 plus the Hilton Garden Inn acquired in 2012) increased 10.7% to $87.91 from $79.40 for the same period in 2015.  The increase is attributable to both gains in ADR and occupancy.  Occupancy rose to 74.49% for the second quarter 2016 as compared to 71.93% for the same period in 2015.  Similarly, ADR rose to $118.02 for the second quarter 2016 as compared to $110.40 for the same period in 2015.  For the six months ended June 30, 2016, RevPAR increased 9.2% to $86.45 as compared to $79.13 for the same period in 2015.  The Company owned only one of the new investment platform hotels for the respective same periods in 2015 and believes the increase in RevPAR across the new investment platform hotels is indicative of the Company’s ability to rigorously asset manage to achieve enhanced performance.
For the second quarter, revenue per available room (RevPAR) for the 14 same-store hotels not considered held for sale at June 30, 2016 declined 1.8% to $56.44.  The decrease was attributed to a 1.5% reduction in occupancy to 65.86%, while average daily rate (ADR) remained fairly flat at $85.69.  For the six months ended June 30, 2016, RevPAR for the 14 same-store hotels not considered held for sale at June 30, 2016 declined 1.6% to $52.09.  The decrease was attributed to a 5.0% reduction in occupancy to 60.69%, which was partially offset by a 3.6% increase in ADR.  In our legacy hotel portfolio, the decreases in occupancy between the periods were driven by market challenges facing these hotels as a result of declines in the oil and gas, rail, and fracking industries. This decrease in occupancy is most pronounced in the year to date results as the summer travel season, with its increased leisure, transient, and construction travel, favorably impacts our hotels beginning in the second quarter annually. Despite these occupancy challenges, in the latter half of 2015 and in 2016, the Company has focused on increasing ADR as is evident in the year to date ADR increase.
Revenue:  Condor’s second quarter 2016 revenue from continuing operations was $13.8 million compared to $16.4 million in the same 2015 period. Condor’s year to date 2016 revenue from continuing operations was $26.0 million compared to $28.7 million in the same 2015 period.  Revenue from newly acquired properties in the three months and six months ended June 30, 2016 totaled $3.3 million and $6.5 million, respectively, which was offset by revenue declines from properties considered held for sale or sold of $5.7 million and $9.0 million, respectively, for these same periods.
Net Earnings: Second quarter net earnings attributable to common shareholders was $7.1 million, or $1.44 per basic and $0.18 per diluted share, compared to a net loss of ($6.5) million, or ($1.32) per basic and diluted share for the same 2015 period.  Year to date net loss attributable to common shareholders was ($3.3) million, or ($0.68) per basic and diluted share compared to ($4.2) million, or ($0.88) per basic and diluted share for the same 2015 period.  The year to date 2016 results include dividends declared and undeclared and in kind distributions to preferred shareholders of $18.8 million which increased considerably over $1.8 million in the same period in 2015 as a result of the first quarter 2016 preferred stock transactions. Increased gains on the sale of assets and increased net gain on derivatives and convertible as well as decreased impairment charges also drove the differences in net income between the periods.
Funds From Operations (FFO):  FFO for the three months ended June 30, 2016 increased to $0.9 million as compared to a loss of ($2.3) million for the same period prior year. FFO for the six months ended June 30, 2016 increased to $6.7 million as compared to $2.5 million for the same period prior year. These increases in FFO were primarily driven by an increase in net gains on derivatives and convertible debt which increased by $4.9 million between the second quarter periods and $6.2 million between the year to date periods.
Capital Reinvestment:  The Company invested $1.2 million and $1.9 million in capital improvements throughout the portfolio in the three and six months ended June 30, 2016, respectively, to upgrade its properties and maintain brand standards.
Balance Sheet:  The Company had cash and cash equivalents (including restricted cash) and available revolver of $22.3 million and $2.4 million, respectively, at June 30, 2016.  As of June 30, 2016, the Company had total outstanding long-term debt of $70.3 million, with $53.7 million associated with assets held for use with a weighted average maturity of 2.6 years and a weighted average interest rate of 5.09%.
Dividends:  On April 15, 2016, the Company completed the cash redemption of all of its outstanding shares of 8% Series A Cumulative Preferred Stock (NASDAQ: CDORP; CUSIP No. 20676Y205) and 10% Series B Cumulative Preferred Stock (NASDAQ: CDORO; CUSIP No. 20676Y304), including all accrued and unpaid dividends of $3.8 million. The aggregate redemption price was approximately $20.2 million, an amount that was funded using proceeds from the Company’s previously announced $30.0 million private placement transaction with StepStone Real Estate, an affiliate of the StepStone Group.
On March 16, 2016, the Company entered into an Exchange Agreement with RES and IRSA Inversiones y Representaciones Sociedad Anónima pursuant to which all 3,000,000 outstanding shares of Series C Preferred Stock were exchanged for 3,000,000 shares of Series D Preferred Stock. Pursuant to the Exchange Agreement, in lieu of payment of accrued and unpaid dividends in the amount of $4.9 million on the Series C Preferred Stock, Condor (a) paid to RES an amount of cash equal to $1.5 million (b) issued to RES 245,156 shares of Series D Preferred Stock (such that RES, IRSA and their affiliates do not beneficially own in excess of 49% of the voting stock of Condor) and (c) issued to RES a promissory note, bearing interest at 6.25% per annum, in the principal amount of $1.0 million and convertible into a number of shares of Series D Preferred Stock that would have otherwise been issued on account of the remaining accrued and unpaid dividends but for the foregoing 49% limitation (the “Note”).
Following the execution of the Stock Purchase Agreement and Exchange Agreement on March 16, 2016, there were 6,245,156 shares of Series D Preferred Stock outstanding.  The Series D Preferred stockholders receive cumulative cash dividends at a rate of 6.25% per annum, payable quarterly. The Series D Preferred Stock is convertible, at the option of the holder, at any time into common stock at a rate of $1.60 per share of common stock, which is equal to a rate of 6.25 shares of common stock for each share of Series D Preferred Stock. Dividends totaling $1.1 million were declared and paid related to the Series D Preferred Stock in the second quarter of 2016.
On July 11, 2016, the Board of Directors declared a common stock dividend of $0.01 per share.  This dividend was paid on August 3, 2016 to shareholders of record on July 22, 2016.  This represents the first common stock dividend declared by the Company since 2009.
Subsequent Event:
Subsequent to the second quarter end, on July 26, 2016, the Company entered into a joint venture to acquire a 254-room Aloft hotel in downtown Atlanta, Georgia.  Condor owns 80% of the joint venture, and its joint venture partner, Three Wall Capital LLC (“TWC”), owns the remaining 20% of the joint venture.  The purchase price for the hotel is $43.55 million.  The name of the joint venture is Spring Street Hotel Property II LLC (“Spring Street JV”).
The Company contributed $1.0 million to Spring Street JV on July 26, 2016 and will contribute approximately $7.6 million to Spring Street JV upon the closing of the acquisition of the hotel, in exchange for an 80% equity interest in Spring Street JV.  TWC contributed $0.25 million to Spring Street JV and will contribute approximately $1.9 million to Spring Street JV upon the closing of the acquisition of the hotel, in exchange for a 20% equity interest in Spring Street JV.  The closing of the acquisition of the hotel is subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations.
Outlook
“We continue to be invigorated by the significant progress accomplished in the strategic repositioning of Condor,” said Jonathan Gantt, Condor’s Chief Financial Officer. “As evidenced by the announcement of the common dividend for first time since 2009, we remain confident that our strategy will continue to result in increased shareholder value.”
About Condor Hospitality Trust, Inc.
Condor Hospitality Trust, Inc. (NASDAQ: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium branded, select service, extended stay, and limited service hotels.  The Company currently owns 31 hotels in 16 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, InterContinental Hotels Group, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.condorhospitality.com.
Contact:
Jonathan Gantt, Chief Financial officer
jgantt@trustcondor.com
402-371-2520
Forward Looking Statement
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
 (Unaudited - In thousands, except share and per share data)

	As of
	June 30, 2016	December 31, 2015

Assets
Investment in hotel properties, net	$88,336	$89,023
Cash and cash equivalents	18,999	4,870
Restricted cash, property escrows	3,294	3,776
Accounts receivable, net of allowance for doubtful accounts of $7 and $10	1,450	1,169
Prepaid expenses and other assets	2,459	1,832
Investment in hotel properties held for sale, net	28,531	41,676
Total Assets	$143,069	$142,346

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$6,940	$5,419
Derivative liabilities, at fair value	260	8,759
Convertible debt, at fair value	1,191	-
Long-term debt, net of deferred financing costs	52,922	54,105
Long-term debt related to hotel properties held for sale, net of deferred financing costs	16,319	31,906
Total Liabilities	77,632	100,189

Redeemable preferred stock:
10% Series B, 800,000 shares authorized; $.01 par value, 332,500 shares outstanding, liquidation preference of $10,182 at December 31, 2015	-	7,662

Equity
Shareholders' equity
Preferred stock, 40,000,000 shares authorized:
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270 shares outstanding, liquidation preference of $9,485 at December 31, 2015	-	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000 shares outstanding, liquidation preference of $34,492 at December 31, 2015	-	30
6.25% Series D, 6,700,000 shares authorized, $.01 par value, 6,245,156 shares outstanding, liquidation preference of $62,452 at June 30, 2016	61,381	-
Common stock, $.01 par value, 200,000,000 shares authorized; 4,941,878 shares outstanding	49	49
Additional paid-in capital	118,534	138,387
Accumulated deficit	(117,058)	(105,858)
Total Shareholders' Equity	62,906	32,616
Noncontrolling interest in consolidated partnership, redemption value of $1,474 and $1,197	2,531	1,879
Total Equity	65,437	34,495

Total Liabilities and Equity	$143,069	$142,346

Condor Hospitality Trust, Inc.
Consolidated Statements of Operations
 (Unaudited - In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue
Room rentals and other hotel services	$13,815	$16,364	$25,991	$28,710
Operating Expenses
Hotel and property operations	9,571	11,337	18,978	21,325
Depreciation and amortization	1,289	1,257	2,698	2,737
General and administrative	1,277	1,347	2,725	2,732
Acquisition and terminated transactions	53	17	147	17
Total operating expenses	12,190	13,958	24,548	26,811
Operating income	1,625	2,406	1,443	1,899
Net gain (loss) on disposition of assets	8,858	(135)	12,226	(122)
Net gain (loss) on derivatives and convertible debt	162	(4,710)	6,279	113
Other income	23	31	2	126
Interest expense	(1,228)	(1,490)	(2,536)	(3,017)
Loss on debt extinguishment	(976)	-	(1,149)	(7)
Impairment loss	(121)	(3,053)	(914)	(3,830)
Earnings (loss) from continuing operations before income taxes	8,343	(6,951)	15,351	(4,838)
Income tax expense	-	-	-	-
Earnings (loss) from continuing operations	8,343	(6,951)	15,351	(4,838)
Gain from discontinued operations, net of tax	-	1,052	679	2,389
Net earnings (loss)	8,343	(5,899)	16,030	(2,449)
Loss (earnings) attributable to noncontrolling interest	(178)	284	(567)	3
Net earnings attributable to controlling interests	8,165	(5,615)	15,463	(2,446)
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(1,057)	(902)	(18,797)	(1,793)
Net earnings (loss) attributable to common shareholders	$7,108	$(6,517)	$(3,334)	$(4,239)

Earnings per Share
Continuing operations - Basic	$1.44	$(1.52)	$(0.81)	$(1.37)
Discontinued operations - Basic	-	0.20	0.13	0.49
Total - Basic Earnings per Share	$1.44	$(1.32)	$(0.68)	$(0.88)

Continuing operations - Diluted	$0.18	$(1.52)	$(0.81)	$(1.37)
Discontinued operations - Diluted	-	0.20	0.13	0.49
Total - Diluted Earnings per Share	$0.18	$(1.32)	$(0.68)	$(0.88)

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Property Operating Income (“POI”) as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings (loss) or operating income as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.
FFO and AFFO
The following table reconciles net earnings (loss) to FFO and AFFO for the three and six months ended June 30 (in thousands). All amounts presented include both continuing and discontinued operations.

	Three months ended		Six months ended
	June 30,		June 30,
Reconciliation of Net earnings (loss) to FFO and AFFO	2016	2015	2016	2015
Net earnings (loss)	$8,343	$(5,899)	$16,030	$(2,449)
Depreciation and amortization expense	1,289	1,257	2,698	2,737
Net gain on disposition of assets	(8,856)	(590)	(12,904)	(1,540)
Impairment loss	121	2,978	914	3,710
FFO	897	(2,254)	6,738	2,458
(Loss) earnings attributable to noncontrolling interests	(178)	284	(567)	3
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(1,057)	(902)	(18,797)	(1,793)
FFO available to common shareholders	(338)	(2,872)	(12,626)	668
Net (gain) loss on derivatives and convertible debt	(162)	4,710	(6,279)	(113)
Acquisition and terminated transactions expense	53	17	147	17
AFFO available to common shareholders	$(447)	$1,855	$(18,758)	$572

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net earnings (loss) computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shareholders, which is FFO excluding earnings or loss attributable to noncontrolling interests and preferred stock dividends.  AFFO is FFO attributable to common shareholders adjusted to exclude items we do not believe are representative of the results from our core operations, such as non-cash gains or losses on derivative liabilities and convertible debt and cash charges for acquisition costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.
We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA
The following table reconciles net earnings (loss) to EBITDA and Adjusted EBITDA for the three and six months ended June 30 (in thousands). All amounts presented include both continuing and discontinued operations.
	Three months ended		Six months ended
	June 30,		June 30,
Reconciliation of Net earnings (loss) to EBITDA and Adjusted EBITDA	2016	2015	2016	2015
Net earnings (loss)	$8,343	$(5,899)	$16,030	$(2,449)
Interest expense	1,249	1,544	2,582	3,217
Loss on debt extinguishment	976	-	1,149	7
Income tax expense	-	-	-	-
Depreciation and amortization expense	1,289	1,257	2,698	2,737
EBITDA	11,857	(3,098)	$22,459	$3,512
Net gain on disposition of assets	(8,856)	(590)	(12,904)	(1,540)
Impairment loss	121	2,978	914	3,710
Net (gain) loss on derivatives and convertible debt	(162)	4,710	(6,279)	(113)
Acquisition and terminated transactions expense	53	17	147	17
Adjusted EBITDA	$3,013	$4,017	$4,337	$5,586

We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) certain non-operating expenses and certain non-cash charges which are based on historical cost accounting which we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings (loss) interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  In calculating Adjusted EBITDA, we adjust EBITDA to add back net gain on disposition of assets and acquisition and terminated transactions expense, which are cash charges.  We also add back impairment and gain or loss on derivatives and convertible debt, which are non-cash charges.  Our current calculation of EBITDA varies from that presented in filings prior to the December 31, 2015 Form 10-K as EBITDA was historically calculated based on net earnings (loss) attributable to common shareholders with preferred dividends and noncontrolling interest added back only to Adjusted EBITDA.  EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
We believe that EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

Property Operating Income
The following table reconciles operating income to POI for the three and six months ended June 30 (in thousands). All amounts presented include only continuing operations unless otherwise noted.

	Three months ended		Six months ended
	June 30,		June 30,
Reconciliation of Operating income to POI	2016	2015	2016	2015
Operating income	$1,625	$2,406	$1,443	$1,899
Depreciation and amortization expense	1,289	1,257	2,698	2,737
General and administrative expense	1,277	1,347	2,725	2,732
Acquisition and terminated transactions expense	53	17	147	17
Room rentals and property operations revenue, discontinued operations	339	962	673	2,714
Hotel and property operating expense, discontinued operations	(316)	(656)	(626)	(1,907)
POI	$4,267	$5,333	$7,060	$8,192

We calculate POI as room rentals and other hotel services revenue less hotel and property operating expenses.  We believe POI is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties.  POI as presented above includes both continuing and discontinued operations.

Condor Hospitality Trust, Inc.
 Operating Statistics

	Three months ended June 30,
	2016			2015
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Same store HFU	65.86%	$85.69	$56.44	66.84%	$85.95	$57.45
Same store HFS	64.45%	$62.47	$40.26	70.12%	$59.74	$41.89
Total same store	65.00%	$71.70	$46.60	68.84%	$69.71	$47.98

Acquisitions	74.75%	$116.15	$86.82	-	$-	$-

	Six months ended June 30,
	2016			2015
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Same store HFU	60.69%	$85.84	$52.09	63.90%	$82.85	$52.94
Same store HFS	58.15%	$60.41	$35.12	65.47%	$57.66	$37.75
Total same store	59.14%	$70.60	$41.75	64.85%	$67.38	$43.70

Acquisitions	75.78%	$114.22	$86.56	-	$-	$-

Condor Hospitality Trust, Inc.
Property List | Second Quarter Earnings Release Dated August 8, 2016

Current Hotel Portfolio [Excludes Acquisitions as Detailed Below]

Ref	Hotel Name	City	State	Rooms	Acquisition Date	Status (1)
1	Quality Inn	Princeton	WV	50	1/1/1985	Hold
2	Comfort Inn	Farmville	VA	51	7/1/1985	Hold
3	Quality Inn	Solomons	MD	59	6/1/1986	Hold
4	Key West Inn	Key Largo	FL	40	8/1/1987	Hold
5	Quality Inn	Morgantown	WV	81	10/1/1996	Hold
6	Comfort Suites	Ft. Wayne	IN	127	11/7/2005	Hold
7	Comfort Suites	Lafayette	IN	62	11/7/2005	Hold
8	Comfort Inn and Suites	Warsaw	IN	71	11/7/2005	Hold
9	Comfort Suites	South Bend	IN	135	11/30/2005	Hold
10	Super 8	Billings	MT	106	1/5/2007	Hold
11	Hilton Garden Inn	Dowell/Solomons	MD	100	5/25/2012	Hold
12	Comfort Inn	New Castle	PA	79	7/1/1987	HFS
13	Comfort Inn	Harlan	KY	61	7/1/1993	HFS
14	Savannah Suites	Atlanta	GA	164	11/16/2006	HFS
15	Days Inn	Bossier City	LA	176	4/4/2007	HFS
16	Comfort Inn	Glasgow	KY	60	1/1/2008	HFS
17	Super 8	Creston	IA	121	9/19/1978	HFS
18	Super 8	Mount Pleasant	IA	55	8/29/1988	HFS
19	Comfort Inn	Rocky Mount	VA	61	4/1/1989	HFS
20	Days Inn	Farmville	VA	59	9/1/1990	HFS
21	Quality Inn	Danville	KY	63	8/1/1994	HFS
22	Comfort Inn	Shelby	NC	76	2/1/1989	HFS
23	Super 8	Menomonie	WI	81	4/1/1997	HFS
24	Comfort Suites	Marion	IN	62	11/7/2005	HFS
25	Supertel Inn/Conference Center	Creston	IA	41	6/30/2006	HFS
26	Days Inn Airport	Sioux Falls	SD	86	1/1/2008	HFS
27	Super 8	Burlington	IA	62	12/30/1986	HFS
28	Super 8	Pittsburg	KS	64	8/14/1987	Closed (2)
	Total			2,253

Acquisitions | For Period January 1, 2015 - June 30, 2016

Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
29	SpringHill Suites	San Antonio	TX	116	10/1/2015	$17.5
30	Courtyard by Marriott Flagler Center	Jacksonville	FL	120	10/2/2015	$14.0
31	Hotel Indigo	College Park	GA	142	10/2/2015	$11.0
	Total Acquisitions			378		$42.5

Total Portfolio of 31 hotels as of June 30, 2016				2,631
Dispositions | For Period January 1, 2015 - June 30, 2016

Ref	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	1/15/2015	$1.5
2	Super 8	Green Bay	WI	83	1/29/2015	$2.2
3	Super 8	Columbus	GA	74	3/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	3/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	4/1/2015	$4.4
6	Savannah Suites	Augusta	GA	172	4/1/2015	$3.4
7	Super 8	Batesville	AR	49	4/30/2015	$1.5
8	Days Inn	Ashland	KY	63	7/1/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	7/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	7/13/2015	$6.5
11	Super 8	Manhattan	KS	85	8/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/6/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/3/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total FY2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	1/4/2016	$1.5
19	Super 8	Lincoln	NE	133	1/7/2016	$2.8
20	Savannah Suites	Greenville	SC	170	1/8/2016	$2.7
21	Super 8	Portage	WI	61	3/30/2016	$2.4
22	Super 8	O'Neill	NE	72	4/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	5/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	5/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	5/24/2016	$2.2
26	Super 8	Iowa City	IA	84	5/26/2016	$3.4
27	Super 8	Keokuk	IA	61	5/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	6/6/2016	$2.1
	Total Year to Date 2016			872		$26.0

	Total Dispositions			2,545		$80.7

1 | HFS indicates the asset is currently marketed for sale
2 | Hotel sale closed subsequent to the end of second quarter 2016